UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2006

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

501 Main Street, Pine Bluff, Arkansas (Address of principal executive offices)		71601 (Zip Code)

(870) 541-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

The following is the text of a press release issued by the registrant at 3:15 P. M. Central Time on December 1, 2006.

SIMMONS FIRST NATIONAL CORPORATION DECLARES $0.18 PER SHARE DIVIDEND

Pine Bluff, AR -- Simmons First National Corporation’s (NASDAQ-GS: SFNC) Board of Directors declared a regular $0.18 per share quarterly cash dividend payable January 2, 2007, to shareholders of record December 15, 2006. This dividend represents a $0.01 per share, or 5.88% increase over the previous quarter and a $ 0.02 per share, or 12.5% increase over the dividend paid for the same period in 2005.

Simmons First National Corporation is a financial holding company with eight community banks in Pine Bluff, Lake Village, Jonesboro, Rogers, Searcy, Russellville, El Dorado, and Hot Springs, Arkansas. The Company's eight banks conduct financial operations from 84 offices, of which 81 are financial centers, in 46 communities.

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FOR MORE INFORMATION CONTACT:
ROBERT A. FEHLMAN
Executive Vice President and Chief Financial Officer
Simmons First National Corporation
(501) 558-3141
Ticker symbol: SFNC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

Date: December 1, 2006	/s/ Robert A. Fehlman
Robert A. Fehlman, Executive Vice President
and Chief Financial Officer